                                                                    EXHIBIT 21.1

                Subsidiaries of Applied Molecular Evolution, Inc.


NAME                                               JURISDICTION OF FORMATION
----                                               -------------------------
Novasite Pharmaceuticals, Inc.                     Delaware
AME Torrey View, LLC                               California